Exhibit 99.1

HEWLETT-PACKARD COMPANY

November 17, 2011

Relational Investors LLC

12400 High Bluff Drive, Suite 600

San Diego, CA 92130

Re:  Letter Agreement

Dear Gentlemen:

This letter constitutes the agreement (this “Agreement”) between Hewlett-Packard Company, a Delaware corporation (the “Company”), on the one hand, and Relational Investors LLC (“Investor”) and each of the other individuals and entities set forth on the signature pages hereto (the “Investor Affiliates”;  the Investor Affiliates, together with Investor and the Affiliates (as defined below) and Associates (as defined below) of Investor and each Investor Affiliate, the “Investor Group”), on the other hand, with respect to the matters set forth below:

Board Matters

1.             Within ten (10) Business Days (as defined below) of the execution of this Agreement, the board of directors of the Company (the “Board”) shall expand in size by one member and the Board shall appoint Ralph V. Whitworth (“Nominee”) to such newly created directorship.

2.             The Company shall include Nominee as a nominee to the Board on the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to the 2012 and 2013 annual meetings of stockholders of the Company.

3.             Conditioned upon Nominee joining the Board, the Board shall appoint Nominee to serve as a member of the Finance and Investment Committee of the Board and as a member of the HR and Compensation Committee of the Board, provided that, at such time, Nominee meets all independence and other applicable standards under the  rules of the New York Stock Exchange and the Securities and Exchange Commission (the “SEC”) and applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As long as Nominee serves as a director of the Company in accordance with the provisions of this Agreement and continues to meet the independence and other applicable standards described above, Nominee shall serve on each of the committees listed in this Section 3 and the Company shall provide Nominee with all written materials furnished to members of the Board and each committee of the Board on which he serves.

4.             Notwithstanding anything to the contrary herein:

a.             upon the Investor Group’s aggregate beneficial ownership of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), decreasing to less than 0.50% of the then-outstanding shares of Common Stock (as adjusted, to the extent applicable, for any stock dividends, stock splits, reverse stock splits or other distributions or offerings made available to the holders of Common Stock generally after the date hereof) (the “Ownership Threshold”), Sections 1, 2 and 3 of this Agreement shall automatically become void and of no further force or effect; and

b.             Nominee shall offer his resignation from the Board within five Business Days of the earlier of (i) the Investor Group ceasing to beneficially own at least the Ownership Threshold and (ii) a breach of this Agreement by any member of the Investor Group.

Voting

5.             During the term of this Agreement, Investor and each Investor Affiliate shall:

a.             cause all Voting Securities (as defined below) that it or any other member of the Investor Group owns (of record or beneficially) or otherwise has the direct or indirect power to vote or to control the voting of (whether by proxy or otherwise) (collectively, the “Investor Voting Securities”) to be present for quorum purposes at each annual and special meeting of stockholders of the Company; and

b.             at each annual and special meeting of stockholders of the Company, vote or cause the voting of all Investor Voting Securities (i) in favor of the election of each nominee to the Board that has been nominated by the Board, and (ii) in accordance with the Board’s recommendation on any proposal or other stockholder vote on any other matter.

Standstill

6.             During the term of this Agreement, neither Investor nor any Investor Affiliate shall, and Investor and each Investor Affiliate shall cause each other member of the Investor Group not to, in any way or in any capacity, directly or indirectly:

a.             make, or in any way participate in or encourage, any “solicitation” (as such term is used in the proxy rules of the SEC) of proxies or consents with respect to the election or removal of directors or any other matter or proposal; or seek to advise, encourage or influence any Person (as defined below) with respect to the voting of any Voting Securities;

b.             initiate or make any proposal to be voted upon by holders of Voting Securities, whether made pursuant to the rules under the Exchange Act, the Company’s bylaws or otherwise, or cause or encourage any Person to initiate or make any such proposal; or otherwise conduct or participate in any type of referendum such as a “vote no” campaign (whether binding or non-binding) with respect to the Company;

c.             seek, alone or in concert with others, to call or to request the calling of a special meeting of the stockholders of the Company (including by granting any other Person a proxy to call a special meeting);  or make a request for, or take any action to obtain or retain, any list of the Company’s stockholders or other similar Company records;

d.             seek election or appointment to, or representation on, or nominate or propose the nomination of any candidate to, the Board, except as specifically contemplated in Sections 1 through 4;  or seek the removal of any member of the Board, or a change in the composition or size of the Board;

e.             form, join or in any way participate in any partnership, limited partnership, syndicate or other group (including any group of Persons that would be treated as a single “person” under Section 13(d) of the Exchange Act) with respect to any Voting Securities;

f.              deposit any Investor Voting Securities in any voting trust, or enter into any voting agreement, proxy or other similar arrangement with respect to any Investor Voting Securities (in each case, other than solely with other members of the Investor Group ), or take any other action that would limit or otherwise restrict the ability of the Investor Group to vote or cause to be voted the Investor Voting Securities in accordance with Section 5;

g.             act alone or in concert with others to control or influence or seek to control or influence the management, Board, operations or policies of the Company;

h.             make any communication or announcement (other than in the ordinary course of its business on a confidential basis to their investors) stating how the Investor Voting Securities will be voted, or the reasons therefor or otherwise communicate pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act;  or participate in, or take any action pursuant to, any “stockholder access” proposal whether  implemented by the SEC or otherwise;

i.              acquire, offer or propose to acquire, or agree to acquire (except by way of stock dividends, stock splits, reverse stock split or other distributions or offerings made to holders of any class of Voting Securities generally), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other group (including any group of Persons that would be treated as a single “person” under Section 13(d) of the Exchange Act) or otherwise, record or beneficial ownership of any Voting Securities if, as a result of such acquisition, the members of the Investor Group would beneficially own in the aggregate in excess of 9.9% of the then outstanding Voting Securities;

j.              seek, propose or make any statement with respect to any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, spin-off, dissolution, liquidation, restructuring, recapitalization or other extraordinary transaction of or involving the Company or any of its subsidiaries;

k.             make any public statement or public disclosure regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs or any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement, including any intent, purpose, plan or proposal that is conditioned on, or would require waiver, amendment, nullification or invalidation of, any provision of this Agreement;  or take any action that could require the Company to make any public disclosure relating to any such intent, purpose, plan, proposal or condition;

l.              enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing;  or make any investment in or enter into any arrangement with any other Person that engages, or offers or proposes to engage, in any of the foregoing;

m.            otherwise take, or solicit, cause or encourage others to take, any action inconsistent with any of the foregoing; or

n.             take any action challenging the validity or enforceability of this Section, or request the Company or Board amend or waive any provision of this Section (provided, that Investor may make confidential requests to the Board to amend or waive any provision of this Section, which the Board may accept or reject in its sole discretion, so long as any such request is not publicly disclosed by any member of the Investor Group and is made by the Investor in a manner that does not require the public disclosure thereof by the Company or any other Person).

Term

7.             This Agreement, including the covenants and agreements contained in Section 6, shall terminate on the earlier of (i) the 30th day prior to the expiration of the notice period specified in the Company’s bylaws related to nominations of directors at the 2014 annual meeting of stockholders of the Company or (ii) the one year anniversary of the first day Nominee is no longer a member of the Board and Nominee’s resignation has not been accepted by the Board pursuant to Section  4(b).  Upon termination of this Agreement in accordance with this Section, this Agreement shall thereupon become void and have no effect, without any liability or obligation on the part of any party hereto, other than the provisions of this Section and Sections 14 through 23, which shall survive any such termination indefinitely.  Nothing in this Section shall be deemed to release any party from any liability for any breach of this Agreement or to impair the right of any party to compel specific performance of any other party of its obligations under this Agreement with respect to any period of time prior to the termination of this Agreement.

Miscellaneous

8.             Nominee agrees to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to members of the Board. Nominee agrees to keep confidential all Company confidential information consistent with Board practices and applicable policies and to not publicly disclose discussions and matters considered in meetings of the Board and Board committees. Nominee confirms that, prior to the date hereof, he has submitted to the Company a fully completed true and correct copy of the Company’s standard director & officer questionnaire and certain other director onboarding documentation identified by the Company in connection with his appointment as a new Board member.

9.             Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prohibit Nominee, in his capacity as a director of the Company, from complying with his fiduciary duties as a director of the Company.

10.           As soon as reasonably practicable following the execution of this Agreement, the Company and Investor will issue a joint press release in the form attached as Exhibit A (the “Press Release”).  The Company shall not, and Investor and each Investor Affiliate shall not and shall not permit any other member of the Investor Group to, make any public statements (including in any filing with the SEC, any other regulatory or governmental agency, or any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Press Release.  The Company shall, and Investor and each Investor Affiliate shall and shall cause each other member of the Investor Group to, refrain from disparaging, impugning, or taking any action reasonably likely to damage the reputation of the other party or the directors or officers of the Company.  The foregoing shall not apply to any legally compelled testimony or production of information, either by legal process, subpoena, or as part of a response to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.

11.           Investor and each Investor Affiliate represents and warrants that:

a.             This Agreement has been duly authorized, executed and delivered by it and is a legal, valid and binding obligation of such individual or entity, enforceable against such individual or entity in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles.

b.             As of the date of this Agreement, the Investor Group beneficially owns an aggregate of 17,251,400 shares of Common Stock, and such Common Stock constitutes all of the Voting Securities of the Company beneficially owned by the members of the Investor Group.

c.             No member of the Investor Group (i) directly or indirectly owns, beneficially or of record, any option, warrant, convertible security, swap, stock appreciation right or other derivative instrument related to the Common Stock or with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the Common Stock or with a value derived in whole or in part from the value of the Common Stock, whether or not such instrument or right shall be subject to settlement in shares of Common Stock or otherwise (each, a “Derivative Instrument”), or has any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of Common Stock; (ii) is a party to any proxy, contract, arrangement, understanding or relationship pursuant to which it has a right to vote any securities of the Company; and (iii) except for customary incentive or performance fees paid to Investor or its Affiliates in the capacity of general partner, managing member or investment adviser of the funds and partnerships included in the Investor Group, has a right to any performance-related fees based on any increase or decrease in the value of the shares of Common Stock or Derivative Instruments.

d.             Each member of the Investor Group (other than Mr. Whitworth and David H. Batchelder) is controlled by Investor.  Investor is controlled by Mr. Whitworth and Mr. Batchelder.  Other than through Investor, neither Mr. Whitworth nor Mr. Batchelder act as the general partner or managing member of, or otherwise own or control or exercise investment discretion with respect to, any investment fund, investment partnership or other investment vehicle that holds, directly or indirectly, Voting Securities.

12.           The Company hereby represents that this Agreement has been duly authorized, executed and delivered by it and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles.

13.           As used in this Agreement, the following terms mean:

a.             “Affiliate” and “Associate” each shall have the meanings set forth in Rule 12b-2 under the Exchange Act and shall include Persons who become Affiliates or Associates of any Person subsequent to the date of this Agreement;

b.             “Business Day” means any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or obligated by applicable law or executive order to close or are otherwise generally closed.

c.             “Person” means any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association, governmental entity or other entity of any kind or structure, foreign or domestic;

d.             “Voting Securities” means the shares of Common Stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such Common Stock or other securities, whether or not such voting rights are subject to the passage of time or other contingencies; and

14.           The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy.  Accordingly, each party agrees that, in addition to any other remedies that may be available, the other party shall be entitled to an injunction (without posting a bond or other undertaking) restraining any violation or threatened violation of the provisions of this Agreement.  In the event that any action shall be brought in equity to enforce the provisions of the Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.

15.           This Agreement constitutes the only agreement between the Investor Group and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written.  This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.  No party may assign (including by operation of law) or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties.  Any purported assignment or transfer without such consent shall be void.  No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party or parties hereto affected thereby, and then only in the specific instance and for the specific purpose stated therein.  Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

16.           If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.  The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

17.           This Agreement, and any dispute arising out of, relating to or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.  Each of the parties hereto (a) consents to the exclusive personal jurisdiction and venue in any action to enforce this Agreement in the federal or state courts located in Wilmington, Delaware;  (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court;  and (c) agrees that it shall not bring any action relating to this Agreement in any court other than the federal or state courts located in Wilmington, Delaware.  Each of the parties hereto waives any right to trial by jury with respect to any action, suit or proceeding arising out of or related to this Agreement.

18.           This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other Person.

19.           Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

If to Company:

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA  94304
Attn:  Paul T. Porrini
Telephone:  650-857-4852
Facsimile:  650-857-4837

If to the Investor Group:

Relational Investors LLC
12400 High Bluff Drive, Suite 600
San Diego, CA 92130
Attn:  Kathleen Carney
Phone:  858-704-3423
Fax:  858-704-3347

Any party may by notice given in accordance with this Section to the other parties designate updated information for notices hereunder.

20.           Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel.  Each party hereto and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party hereto that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

21.           Each party hereto shall each be responsible for its own fees and expenses incurred in connection with the negotiation, execution and effectuation of this Agreement and the transactions contemplated hereby.

22.           This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument, and will become effective when a single Agreement or two or more counterparts hereof have been signed by each of the parties and delivered (including by fax and other electronic image scan) to the other parties.

23.           When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “will” shall be construed to have the same meaning as the word “shall”.  The words “date hereof” will refer to the date of this Agreement.  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if”.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.  Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented.  References to a Person are also to its permitted successors and assigns.

[Remainder of Page Intentionally Blank;  Signature Page Follows]

If the terms of this Agreement are in accordance with your understandings, please sign and return an executed counterpart of this Agreement, whereupon this Agreement shall constitute a binding agreement among us.

Very truly yours,

HEWLETT-PACKARD COMPANY,

By	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

Accepted and agreed to as of the date
on the first page hereof:

/s/ Ralph V. Whitworth
Ralph V. Whitworth

RELATIONAL INVESTORS LLC

By:	/s/ Ralph V. Whitworth
Name:
Title:

RELATIONAL INVESTORS LLC
on behalf of the following:

RELATIONAL INVESTORS, L.P.

By:	/s/ Ralph V. Whitworth
Name: Ralph V. Whitworth
Title: Principal

RELATIONAL FUND PARTNERS, L.P.

By:	/s/ Ralph V. Whitworth
Name: Ralph V. Whitworth
Title: Principal

[SIGNATURE PAGE TO LETTER AGREEMENT]

RELATIONAL COAST PARTNERS, L.P.

By:	/s/ Ralph V. Whitworth
Name: Ralph V. Whitworth
Title: Principal

RH FUND 1, L.P.

By:	/s/ Ralph V. Whitworth
Name: Ralph V. Whitworth
Title: Principal

RH FUND 6, L.P.

By:	/s/ Ralph V. Whitworth
Name: Ralph V. Whitworth
Title: Principal

RELATIONAL INVESTORS VIII, L.P.

By:	/s/ Ralph V. Whitworth
Name: Ralph V. Whitworth
Title: Principal

RELATIONAL INVESTORS IX, L.P.

By:	/s/ Ralph V. Whitworth
Name: Ralph V. Whitworth
Title: Principal

RELATIONAL INVESTORS X, L.P.

By:	/s/ Ralph V. Whitworth
Name: Ralph V. Whitworth
Title: Principal

RELATIONAL INVESTORS XV, L.P.

By:	/s/ Ralph V. Whitworth
Name: Ralph V. Whitworth
Title: Principal

RELATIONAL INVESTORS XVI, L.P.

By:	/s/ Ralph V. Whitworth
Name: Ralph V. Whitworth
Title: Principal

RELATIONAL INVESTORS ALPHA FUND I, L.P.

By:	/s/ Ralph V. Whitworth
Name: Ralph V. Whitworth
Title: Principal

RELATIONAL INVESTORS XX, L.P.

By:	/s/ Ralph V. Whitworth
Name: Ralph V. Whitworth
Title: Principal

RELATIONAL INVESTORS XXII, L.P.

By:	/s/ Ralph V. Whitworth
Name: Ralph V. Whitworth
Title: Principal

RELATIONAL INVESTORS XXIII, L.P.

By:	/s/ Ralph V. Whitworth
Name: Ralph V. Whitworth
Title: Principal

Exhibit A

to

Letter Agreement

Form of Press Release